As Filed With the Securities and Exchange Commission on December 15, 2007

                                                     Registration No. 333-146934
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

                                 AMENDMENT NO. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          PUNCHLINE ENTERTAINMENT, INC.
             (Exact name of Registrant as specified in its charter)

           NEVADA                                  7993                         Applied For
(State or Other Jurisdiction of            (Standard Industrial                (IRS Employer
Incorporation or Organization)                Classification)              Identification Number)

                          Punchline Entertainment, Inc.
                           Nikolai Malitski, President
                              9911 24th Drive, S.E.
                            Everett, WA 98208 U.S.A.
                             Telephone: 425-336-1358
                                Fax: 425-650-7132
                (Name and address of principal executive offices)

                              Business Filings Inc.
                            6100 Neil Road, Suite 500
                               Reno, Nevada, 89511
                            Telephone: 1-800-981-7183
            (Name, address and telephone number of agent for service)

Approximate date of commencement of Proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share(1)       Price(2)          Fee(2)
--------------------------------------------------------------------------------
Common Stock         1,000,000          $0.02          $20,000          $.61
================================================================================
(1)  Based on the last sales price on May 9, 2007
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                 SUBJECT TO COMPLETION, DATED DECEMBER 14, 2007


                                   PROSPECTUS

                          PUNCHLINE ENTERTAINMENT, INC.

                        1,000,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 4-7.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The Date Of This Prospectus Is: December 14, 2007

                                Table Of Contents
                                                                            Page
                                                                            ----

Summary ...................................................................    3
Risk Factors ..............................................................    4
Use of Proceeds ...........................................................    7
Determination of Offering Price ...........................................    7
Dilution ..................................................................    7
Selling Shareholders ......................................................    7
Plan of Distribution ......................................................    9
Legal Proceedings .........................................................   11
Directors, Executive Officers, Promoters and Control Persons...............   11
Security Ownership of Certain Beneficial Owners and Management ............   13
Description of Securities .................................................   13
Interest of Named Experts and Counsel .....................................   14
Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities ..........................................................   14
Organization Within Last Five Years .......................................   15
Description of Business ...................................................   15
Plan of Operations ........................................................   18
Description of Property ...................................................   20
Certain Relationships and Related Transactions ............................   20
Market for Common Equity and Related Stockholder Matters ..................   20
Executive Compensation ....................................................   22
Changes in and Disagreements with Accountants .............................   22
Available Information .....................................................   22
Financial Statements ......................................................  F-1

                                     SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We are involved in placing coin-operated strength testing amusement gaming machines in public venues such as bars, pubs and night clubs in the Greater Seattle area within the State of Washington. Since our inception, we have acquired one such machine which is located in a pub in Lynnwood, Washington. This machine tests the strength of a player's punch to an air filled leather boxing bag and provides a numeric output indicating the force of the punch. We derive our revenue from the money that patrons insert into our machine in order to play the game.

 Our business strategy is to continue acquiring and placing additional gaming machines in other bars, pubs and night clubs. Our amusement machine is unique from other vending and computer arcade game devices. It could act as a complement or a substitute to other popular bar entertainment machines such as electronic arcade games, dart games and pool tables.

We were incorporated on December 11th, 2006 under the laws of the state of Nevada. Our principal offices are located at 9911, 24 Dr. SE Everett WA 98208. Our telephone number is 425-336-1358.

THE OFFERING:

Securities Being Offered      Up to 1,000,000 shares of common stock.

Offering Price                The selling shareholders will sell our shares at
                              $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering         The selling shareholders will determine when and
                              how they will sell the common stock offered in this prospectus.

Termination of the Offering   The offering will conclude when all of the
                              1,000,000 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144. We may also terminate the offering for no given reason whatsoever. In any event, the offering shall be terminated within two years from the effective date of this registration statement.

Securities Issued
and to be Issued              5,000,000 shares of our common stock are issued
                              and outstanding as of the date of this prospectus.
                              All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds               We will not receive any proceeds from the sale of
                              the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

Balance Sheet Data                            July 31, 2007
------------------                            -------------

Cash                                            $ 22,618
Total Assets                                    $ 27,618
Liabilities                                     $    100
Total Stockholders' Equity                      $ 27,518

STATEMENT OF LOSS AND DEFICIT

                                          From Incorporation on
                                           December 11, 2006 to
                                              July 31, 2007
                                              -------------

Revenue                                         $      0
Net Loss                                        $   (482)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS MAY FAIL.

Our business plan calls for initial expenditures in connection with the purchase of amusement game machines and related advertising costs. We have generated limited revenues from operations to date.

We expect to incur approximately $15,000 in organizational and marketing expenses in the six-month period following the filing of this prospectus. We have enough cash on hand to fulfill this requirement. For the six months thereafter, we will require additional funding in connection with our business plan, including funding to purchase new amusement machines. In total, in the 12 months following the filing of our registration statement we will require approximately $55,000.

In order to execute our business plan, we will have to raise additional funding. If we are not able to raise the funds necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds is through the sale of additional shares of our common stock.

BECAUSE WE HAVE LIMITED OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on December 11, 2006 and to date have been involved primarily in organizing activities. We have earned limited revenues from inception to the date of this prospectus and have incurred total losses of $482 from our incorporation to July 31, 2007.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a minimal operating history. To date, our business development activities have consisted solely of purchasing one amusement machine and placing it in a bar located in Lynnwood, Washington. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.

In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know when.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our business condition, as indicated in our independent accountant's audit report, raises substantial doubt as to our continuance as a going concern. To date, we have completed only a small part of our business plan and we can provide no assurance that we will be able to generate enough revenue to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business.

IF WE ARE UNABLE TO ARRANGE PLACEMENTS WITH A SIGNIFICANT NUMBER OF VENUES FOR THE USE OF THEIR FACILITIES FOR OUR AMUSEMENT GAME MACHINES OUR BUSINESS WILL FAIL.

The success of our business requires that we enter into revenue sharing arrangements with various public venues respecting the use of their facilities for placement of our amusement machines. If we are unable to conclude agreements with such venues, or if any agreements we reach with them are not on favorable terms that allow us to generate profit, our business will fail. To date, we have one verbal agreement with a pub in Lynnwood, Washington, concerning the use of their facilities.

IF WE ARE UNABLE TO REPAIR OUR AMUSEMENT GAME MACHINES IN A TIMELY FASHION OUR BUSINESS MAY FAIL

It is crucial to repair all out of order machines in a timely manner as an inoperational amusement game machine will not generate revenue and could cause discontent from the bar owners and their patrons. We will be required to keep a repair person on call twenty fours hours daily. As some of our amusement machine parts are costly and rare, such parts, if broken, may need be ordered from overseas. If we are not able to obtain replacement parts or perform repairs in a timely fashion, our business may fail due to loss of revenue and the subsequent loss of venue facilities.

IF WE ARE UNABLE TO ATTRACT ENOUGH PEOPLE TO PLAY OUR AMUSEMENT GAME MACHINES, OUR BUSINESS WILL FAIL.

Since our revenue comes from players paying to use our amusement game machines, we need to attract enough players to justify the purchase and maintenance costs for each amusement game machine. If we are unable to attract enough players, our business will fail.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN

We depend on the services of our sole director, Nikolai Malitski, for the future success of our business. The loss of the services of Mr. Malitski could have an adverse effect on our business, financial condition and results of operations. We do not carry any key personnel life insurance policies on Mr. Malitski and we do not have a contract for his services.

IF WE BECOME INVOLVED IN A LIABILITY LAWSUIT, WE MAY LOSE OUR ASSETS AND HAVE TO SHUT DOWN OUR OPERATIONS

Because our amusement game machines offer a form of entertainment predicated on physical assertion and fitness, we may be exposed to liability lawsuits due to potential bodily harm and property damage caused by such physical assertion exhibited by players of our games. Any successful lawsuit filed against us could cause significant harm to our company and may cause us to lose our corporate assets and force us to terminate our operations.

IF WE ARE NOT ABLE TO EFFECTIVELY RESPOND TO COMPETITION, OUR BUSINESS MAY FAIL

There are hundreds of various sized amusement companies in the game amusement and entertainment business. Some of these competitors have established businesses with a substantial number of venues and valuable contacts. We will attempt to compete against these groups by offering unique amusement game entertainment and prompt machine repair and support services. We cannot assure you that such a business plan will be successful, or that competitors will not copy our business strategy.

Our inability to achieve profit and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

BECAUSE OUR DIRECTOR AND OFFICER OWNS 60% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Malitski our director and officer, owns 60% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Malitski individuals may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, there is no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER  IS  PURCHASING  PENNY  STOCK  WHICH  LIMITS THE ABILITY TO SELL THE
STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,000,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

     1. 750,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 15, 2007;

     2. 250,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 9, 2007;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                                     Total Number
                                                    of Shares to          Total Shares          Percent
                                                    be Offered for         Owned Upon          Owned Upon
                                Shares Owned           Selling             Completion          Completion
     Name of                   Prior To This         Shareholder            of This             of This
Selling Stockholder              Offering              Account              Offering            Offering
-------------------              --------              -------              --------            --------
Matt Grannary                    100,000                50,000               50,000               1.00%

Jeremy Parr                       80,000                40,000               40,000               0.80%

Yanir Vainer                      80,000                40,000               40,000               0.80%

Ilia Vainer                       80,000                40,000               40,000               0.80%%

Marina Anokhina                  100,000                50,000               50,000               1.00%

Yaroslav Babiy                   100,000                50,000               50,000               1.00%

Victoria Nevmerjitskia           100,000                50,000               50,000               1.00%

Maxim Nevmerjiski                100,000                50,000               50,000               1.00%

Christopher C. Daley              80,000                40,000               40,000               0.80%

Alla Vainer                       80,000                40,000               40,000               0.80%

Victor Nevmerjitski              100,000                50,000               50,000               1.00%

Oleg Anokhine                    100,000                50,000               50,000               1.00%

Tamara Kiseleva                  100,000                50,000               50,000               1.00%

Valeri Koiava                    100,000                50,000               50,000               1.00%

Stanislave Bespalov              100,000                50,000               50,000               1.00%

Tatiana Koiava                   100,000                50,000               50,000               1.00%

Elena Ilina                       40,000                20,000               20,000               0.40%

Anton Ilin                        40,000                20,000               20,000               0.40%

Svetlana Coggeshell               40,000                20,000               20,000               0.40%

Svetlana Brusilina                40,000                20,000               20,000               0.40%

Oksana Pankratova                 40,000                20,000               20,000               0.40%

Ellena Baranovskaya               40,000                20,000               20,000               0.40%

Dmitriy Pankratov                 40,000                20,000               20,000               0.40%

Natalia Voronona                  40,000                20,000               20,000               0.40%

Valentina Pancratova              40,000                20,000               20,000               0.40%

Lybov Pavlova                     40,000                20,000               20,000               0.40%

Yana Bragilevski                  50,000                25,000               25,000               0.50%

Geoff Wall                        50,000                25,000               25,000               0.50%

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,000,000 shares of common stock outstanding on the date of this prospectus.

Pankratova Oksana is the daughter of our President, Nikolai Malitski. Pankratov Dmitriy the son-in-law of Nikolai Malitski.

Otherwise, none of the selling shareholders:

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or
     (2)  has ever been one of our officers or directors.

                              PLAN OF DISTRIBUTION

Following the effective date of this registration statement, we intend to apply to have our shares quoted for trading on the OTC Bulletin Board. In order to accomplish this, we will need to retain a market maker to file an application on our behalf. We have not engaged a market marker and there is no assurance that we will be able to do so. The application process typically takes approximately two months, though it may take longer. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for a quotation on our behalf in order to make a market for our common stock.

The selling shareholders may sell some or all of their registered common stock in one or more transactions, including block transactions:

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

     *    with bid and offer quotations for the penny stock;
     * the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 6100 Neil Road, Suite 500, Reno, Nevada, 89511.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

Name of Director                 Age
----------------                 ---
Nikolai Malitski                  56

EXECUTIVE OFFICERS:

Name of Officer                  Age                        Office
---------------                  ---                        ------
Nikolai Malitski                  56         President, Chief Executive Officer,
                                             Secretary, Treasurer, and Director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

MR. MALITSKI has acted as our President and as a director since our incorporation. Mr Malitski devotes about 25% of his business time to planning, organizing and maintenance activities for Punchline Entertainment, Inc. From July 2007 to present, Mr. Malitski has worked as a technical tradesperson for Ramsett Mechanical Inc. Renton, Washington. His duties include overseeing the construction of public projects. From August 2004 to July 2007, he worked as a plumber for Wolfe Plumbing Inc. Monroe, Washington, where he undertook plumbing installations for new residential and commercial construction projects. From February 2003 to August 2004, he worked as an independent carpenter.

From August 2004 to present, Mr. Malitski has attended courses in Construction Management at Edmonds Community College. Mr. Malitski graduated in 1974 with a Masters Degree in Civil Engineering from South Ural Technical University, Russia.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

We have no employees other than the officers and directors described above.

CONFLICTS OF INTEREST

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                  Amount of
Title of        Name and Address                  Beneficial       Percent
 Class         of Beneficial Owner                Ownership        of Class
 -----         -------------------                ---------        --------
 COMMON        Nikolai Malitski                   3,000,000         60.00%
 STOCK         President, Chief
               Executive Officer, Treasurer,
               Secretary And Director
               9911 24th Drive S.E.
               Everett, WA  98208
               U.S.A.

 COMMON        All officers and directors         3,000,000         60.00%
 STOCK         as a group that consists of
               one person

The percent of class is based on 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of December 4, 2007, there were 5,000,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Stepp Law Group, of 32 Executive Park, Suite 105, Irvine, California, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by George Stewart, CPA, of 2301 South Jackson, Suite 101-G, Seattle, Washington 98144, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on December 11, 2006 under the laws of the state of Nevada. On that date, Nikolai Malitski was appointed as our director. As well, Mr. Malitski was appointed as our president, chief executive officer, treasurer and secretary.

                             DESCRIPTION OF BUSINESS

COIN-OPERATED BOXING MACHINES

We are involved in acquiring and placing strength testing amusement machines in public venues such as bars, pubs and night clubs (the "Venue") in the Greater Seattle area within the State of Washington. We were formed as a corporation pursuant to the laws of Nevada on December 11, 2006. To date, we have purchased one coin-operated entertainment boxing machine (the "Boxer") that has been placed in a pub located in Lynnwood, Washington for a sum of US$5,000 from Amusement Games of Seattle, Washington in May 2007. We derive our revenue from the money that patrons insert into our machine in order to play the game.

Strength testing amusement games have existed for a long time. Many amusement games quickly lose their popularity due to constantly rising standards of computer graphics. We intend to focus on the concept of basic, fast paced, amusement gaming that has appealed to the public in the past.

The "Boxer" consists of an electronic display panel, a round air-filled punching bag and related machine support. When a player hits the punching bag, the device measures the strength of the player's punch and displays it as a number out of a denominator of one thousand on the monitor. One game consists of one punch to the bag. To order to play the punching bag amusement game, the customer must first deposit coins into the machine. Our machine allows this cost to be adjusted, although the normal per game charge is One Dollar. The machine is most popular in crowded bars and pubs where it provide entertainment and a source of competition at the same time.

OUR AMUSEMENT GAME SUPPLIER

The idea to manufacture strength testing amusement games originated in Eastern Europe and is relatively new to the North American market. However, due to its increased popularity, within the last few years, several companies have begun importing strength testing amusement games and setting up distribution centers in North America.

At present, we are able to source suitable North American distributors of these strength testing amusement gaming machines for our expansion purposes. However, any distributor may in future require us to purchase a minimum number of Boxer machines prior to order fulfillment. If we are unable to fulfill this minimum quota, we may not be able to purchase amusement machines. We can not say with certainty that our current machine supplier will not supply the Boxer to our competitors, which may ultimately decrease our profitability and cause us to cease operations.

As well, we do not have any exclusive arrangement with any of the North American distributors with respect to strength testing amusement games. Accordingly, competitors are likely able to acquire similar gaming devices on the same terms.

PROFIT SHARING ARRANGEMENT

Any Boxer machine placed at a venue will be subjected to a profit sharing arrangement with the owner of the venue. The profit sharing arrangement is the primary incentive for a venue to keep our machines on their premises. Generally, we will pay a percentage of the revenue generated by the Boxer at each respective venue to the venue owner. The percentage share to the venue owner will vary between thirty and fifty percent of revenues generated, depending on the traffic potential of the venue and our agreement with each owner/manager. We will at times pay a flat monthly fee to the venue instead of undertaking a revenue sharing arrangement. The monthly fee will range from two hundred to four hundred dollars.

The profitability of each placed Boxer machine ultimately is a factor of, amongst other things, patron traffic at each venue, the level of acceptance for such gaming machines amongst the patrons of the respective venue, the revenue sharing or rental fee arrangement reached with the venue owner, as well as the amount of maintenance and repair work undertaken on the respectively placed Boxer. There is no guarantee that the revenues generated by each placed Boxer will justify the rental fee paid or any applicable fixed monthly rental fee costs incurred. If the revenues generated are less than the negotiated fee arrangement with the venue owner, we will have to pay the venue out of pocket and incur losses.

VENDING INDUSTRY OVERVIEW

Bar or pub owners generally contract out the vending, arcade and gaming business to amusement gaming companies and providers. In North America, the amusement business is fragmented due to low barriers to entry. Many small companies can typically purchase or lease amusement games and execute placement contracts with venues.

The amusement game companies and providers are responsible for collections and any necessary maintenance of and repairs to their machines placed at each respective venue. The owner of the bar collects his share of any profits realized on such machines placed on his premises and is not responsible for the acquisition of the machines, nor does he have to maintain them.

Very few venues decide to purchase their own machines and perform all the maintenance functions themselves. Therefore, the vending business conducted at such venues is very competitive and consists of many amusement companies competing for machine placement.

We believe that we have a unique game and will have an edge over our competition. To convince the owner or the manager of a prospective venue to place our Boxer on his premises, we will typically offer him a percentage of profits that the machine generates. Another important selling point for the Boxer involves the added entertainment and popularity it may add to their venue in attracting additional customers. However, other amusement gaming companies have begun purchasing Boxer games and placing them in various entertainment venues. There is a good chance that our competitors may be able to occupy a significant number of the available venues and limit our participation in the market before we are able to establish our business.

SALES AND MARKETING STRATEGY

We intend to rely on sales representatives to market our Boxer machines. Initially, this marketing will be conducted by our sole director, Nikolai Malitski. Eventually, we will market our machines to prospective venues by hiring sales representatives. This will provide a broad distribution network that allows us to efficiently place our machines across a sufficient number of venues to reach a greater number of players.

In the vending arcade business, various business strategies are used to increase the popularity of the arcade games. Many companies conduct tournaments at which they give out nominal prizes to the winner. These tournament prizes, although of nominal value, ignite prospective player excitement through the sense of competition and related ranking values that such tournaments create. If we achieve a significant level of placements, we will be able to conduct city and state wide tournaments to increase the popularity of our machines and draw additional players.

Another strategy used in our business is to feature new gaming machines at various trade shows where venue owners can view and test them prior to committing to the placement of such machines on their premises. We will also consider exhibiting and promoting the Boxer at summer festivals across North America where our target market of young adults typically gather. Other marketing strategies involve taking the machines to various related sporting events, such as boxing or mixed martial arts.

We intend to recruit marketing and promotion personnel to help us find placements for the Boxer machines. We will pay them a referral fee in the form of commissions, calculated as a percentage of the revenue generated by the machines at the placed venues.

REFERRAL PROGRAM AND ADVERTISING

Currently, we do not employ any marketing or promotion personnel. However, our director is familiar with a number of local bars, pubs and clubs located in the State of Washington. We intend to approach these local establishments with a view to place our Boxer on a profit sharing basis. We may also undertake referral or finders fee agreements with individuals who will recommend us to a venue willing to place our Boxer on their premises for a minimum period of one month. The referral fee will be based on the gaming revenue potential of the venue and will typically range between two hundred and five hundred dollars per location. The referral fee will be paid at the end of the first month after the placement.

Other advertising strategies we may consider are as follows:

     * Ad placement in gaming and entertainment magazines: with pictures and description of the Boxer as well as its latest features and updates.
     * Placing ads on billboards, purchasing advertising space on buses and taxi cabs.
     * Internet advertising: website development, sending e-mails to bar owners discussing latest features of the Boxer and invitations to contests and events undertaken by our company.
     *    Other media: advertising on TV, Radio, local newspapers

We expect to spend about $10,000 on our initial marketing campaign. We can not say with certainty if our marketing campaign will be successful.

SHARE OF MARKET

Our expected share of the amusement gaming market is difficult to determine given that most amusement companies are private businesses that have no duty to publicly disclose their revenue. However, we believe that due to the vast size of the amusement gaming in US, our market share will likely be less than one percent.

COMPLIANCE WITH GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

EMPLOYEES

We have no employees as of the date of this prospectus other than our sole director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

                                PLAN OF OPERATION

We will rely on the stability of gaming demand in the vending industry for the success of our business plan. A downturn in the economy is unlikely to decrease the demand for amusement and entertainment.

The biggest threat to our success is competition due to low barriers of entry in the vending market and the potential loss of use in those venues where our machines have been placed. If other amusement gaming companies start offering similar games to the Boxer, this could potentially result in less venue prospects for placement of our Boxers and cause potential loss of use for existing venues where our machines have been placed due to better terms offered by our competitors.

Our plan of operation for the twelve months following the date of this prospectus is to enter into additional agreements with bars, pubs and nightclubs granting us permission to set up Boxers at their premises.

In the next twelve months, we intend to contact approximately 100 prospective venues with high traffic flow with a view to securing a profit-sharing or rental agreement with us for the use of their premises. Our President has some contacts with bar and pub owners located in the State of Washington whom we hope to recruit to help us gain additional Boxer placements through a referral arrangement. During this time, we will begin developing and implementing our marketing plan. Depending on the amount of referrals and placements that we manage to secure during this time, we intend to purchase and to place approximately five Boxers at various Venues located in the Greater Seattle area. Thereafter, we intend to keep placing Boxers in the Greater Seattle area and expand our business to other North American locations. The exact number of

Boxers that will be purchased will depend on the success of our business and availability of funds. We intend to purchase additional Boxer machines in five-unit order batches as such an acquisition stategy will give us greater price bargaining power with our supplier. We can not guarantee that we will be able to find successful placements for any Boxers, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain the planned number of placements at the end of the twelve month period, there is no guarantee that we will be able to attract enough players to justify our expenditures as well as the ongoing expenses of maintenance and rental fees. Since each Boxer amusement game costs approximately $5,000, if we are unable to generate a significant amount of revenue, we may not be able to purchase additional amusement games.

We intend to retain one full-time maintenance person in the next six months, as well as an additional full-time marketing person in the six months thereafter. These individuals will be independent contractors compensated solely in the form of commissions, calculated as a percentage of net profits generated from our Boxers. The typical duties of the maintenance person will be to perform collection, maintenance and repair services to machines placed at the Venues. The typical duties of the marketing person will involve finding new placements for our machines, organizing contests and other promotional events. We expect to pay our maintenance person and our marketing persons approximately twenty percent of the net profits realized from our business.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

           Marketing costs:                                   $10,000
           General administrative costs:                      $ 5,000
           Boxer Machines (assuming five placements)          $25,000
                                                              -------

           Total:                                             $40,000
                                                              =======

In addition, we anticipate spending an additional $15,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be at least $55,000.

While we have sufficient funds on hand to commence business operations, our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we are unable to raise the required financing, we will be delayed in conducting our business plan.

Our ability to generate sufficient cash to support our operations will be based upon our ability to generate potential revenues through the placement of our machines at prospective Venues. We expect to accomplish this by securing a significant number of agreements with Venues located in the Greater Seattle area and by retaining suitable salespersons with experience in the vending sector.

RESULTS OF OPERATIONS FOR PERIOD ENDING JULY 31, 2007

We incurred operating expenses in the amount of $ 482 for the period from our inception on December 11, 2006 to July 31, 2007. These operating expenses were comprised of general and administrative expenses. We do not anticipate earning significant revenues until such time as we have arranged placement agreements with at least five venues and commenced the purchase and placement of boxing machines.

We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                             DESCRIPTION OF PROPERTY

We do not have ownership or leasehold interest in any property. Our president, Mr. Nikolai Malitski, provides us with office space and related office services free of charge.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
     *    Our sole promoter, Nikolai Malitski;
     * Any relative or spouse of any of the foregoing persons who has the same house as such person.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 29 registered shareholders.

RULE 144 SHARES

A total of 3,000,000 shares of our common stock are available for resale to the public after March 7, 2008 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 50,000, shares as of the date of this prospectus; or

     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from our inception on December 11, 2006 to the date of this registration statement.

                               ANNUAL COMPENSATION

                                                 Other
Name &                                           Annual      Restricted                            All Other
Principal                                       Compen-        Stock         Options      LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------    -----------     -------   ----------  ---------
Nikolai           2007       0           0          0             0             0           0           0
Malitski
Pres., CEO
Sec & Dir

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Financial Statements

Index to Financial Statements:

1.   Independent Auditors Report;                                            F-2

2. Audited financial statements for the periods ending July 31, 2007, including:

     a.   Balance Sheets;                                                    F-3

     b.   Statements of Operations;                                          F-4

     c.   Statements of Cash Flows;                                          F-5

     d.   Statements of Stockholders' Equity; and                            F-6

     e.   Notes to Financial Statements                                      F-7

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Punchline Entertainment, Inc.

I have audited the accompanying balance sheet of Punchline Entertainment, Inc. (A Development Stage Company) as of July 31, 2007, and the related statement of operations, stockholders' equity and cash flows for the period from December 11, 2006 (inception), to July 31, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Punchline Entertainment, Inc., (A Development Stage Company) as of July 31, 2007, and the results of its operations and cash flows from December 11, 2006 (inception), to July 31, 2007 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 1 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ George Stewart
-----------------------------
Seattle, Washington
September 30, 2007

                          Punchline Entertainment, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                        As of
                                                                       July 31,
                                                                         2007
                                                                       --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $ 22,618
                                                                       --------
TOTAL CURRENT ASSETS                                                     22,618

OTHER ASSETS
  Vending Equipment                                                       5,000
                                                                       --------
TOTAL OTHER ASSETS                                                        5,000
                                                                       --------

      TOTAL ASSETS                                                     $ 27,618
                                                                       ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loan from Director                                                   $    100
                                                                       --------
TOTAL CURRENT LIABILITIES                                                   100
                                                                       --------

TOTAL LIABILITIES                                                           100
                                                                       --------
STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 5,000,000 shares issued and outstanding
   as of July 31, 2007                                                    5,000
  Additional paid-in capital                                             23,000
  Deficit accumulated during exploration stage                             (482)
                                                                       --------
      TOTAL STOCKHOLDERS' EQUITY                                         27,518

                                                                       --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $ 27,618
                                                                       ========


                       See Notes to Financial Statements

                          Punchline Entertainment, Inc.
                          (A Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------


                                                              December 11, 2006
                                                                 (inception)
                                                                  through
                                                                  July 31,
                                                                    2007
                                                                 ----------

REVENUES
  Revenues                                                       $       --
                                                                 ----------
TOTAL REVENUES                                                           --

GENERAL & ADMINISTRATIVE EXPENSES                                       482
                                                                 ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                (482)
                                                                 ----------

NET INCOME (LOSS)                                                $     (482)
                                                                 ==========

BASIC EARNING (LOSS) PER SHARE                                   $    (0.00)
                                                                 ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                        4,565,625
                                                                 ==========


                       See Notes to Financial Statements

                          Punchline Entertainment, Inc.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
            From December 11, 2006 (Inception) through July 31, 2007
--------------------------------------------------------------------------------

                                                                                            Deficit
                                                                                          Accumulated
                                                                Common      Additional       During
                                                 Common         Stock         Paid-in      Exploration
                                                 Stock          Amount        Capital         Stage         Total
                                                 -----          ------        -------         -----         -----
BALANCE, DECEMBER 11, 2006                            --       $    --        $     --      $    --       $     --

Stock issued for cash on February 22, 2007     3,000,000         3,000                                       3,000
 @ $0.001 per share

Stock issued for cash on March 15, 2007        1,500,000         1,500          13,500                      15,000
 @ $0.01 per share

Stock issued for cash on May 9, 2007             500,000           500           9,500                      10,000
 @ $0.02 per share

Net loss, July 31, 2007                                                                        (482)          (482)
                                               ---------       -------        --------      -------       --------

BALANCE, JULY 31, 2007                         5,000,000       $ 5,000        $ 23,000      $  (482)      $ 27,518
                                               =========       =======        ========      =======       ========



                       See Notes to Financial Statements

                          Punchline Entertainment, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                               December 11, 2006
                                                                 (inception)
                                                                   through
                                                                   July 31,
                                                                     2007
                                                                   --------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                $   (482)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:
     (Increase) Decrease in Loan from Director                          100
                                                                   --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES          (382)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase Vending Equipment                                         (5,000)
                                                                   --------
          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES        (5,000)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                            5,000
  Additional paid-in capital                                         23,000
                                                                   --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        28,000
                                                                   --------

NET INCREASE (DECREASE) IN CASH                                      22,618

CASH AT BEGINNING OF PERIOD                                              --
                                                                   --------
CASH AT END OF YEAR                                                $ 22,618
                                                                   ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                         $     --
                                                                   ========
  Income Taxes                                                     $     --
                                                                   ========


                       See Notes to Financial Statements

                          Punchline Entertainment, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

                                  July 31, 2007


NOTE 1. ORGANIZATION

Punchline Entertainment, Inc. (the "Company") is a Nevada corporation incorporated on December 11, 2006. The Company is a development stage company that intends to place vending machines in venues such as bars, pubs and night clubs in the Seattle Washington area. To date the Company has placed one entertainment machine in Lynnwood, Washington. Revenue will come from the money that the machines collect from the players. The Company has also raised $ 28,000 in equity capital to date. The Company's fiscal year end is July 31st.

GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of July 31, 2007, the Company had an accumulated deficit from operations of $482, working capital equity of $ 27,618 and has earned no revenues since inception. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2007.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among other, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

A) BASIS OF PRESENTATION

The accounting and reporting policies of the Company conform to U.S. generally accepted principles (US GAAP) applicable to development stage companies.

                          Punchline Entertainment, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

                                  July 31, 2007


B) USE OF ESTIMATED

The preparation financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimated and assumptions that affect the reported amounts of assets and liabilities and disclosure of

Contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C) CASH AND CASH EQUIVALENTS

Cash and Cash equivalents include cash in bank, money market funds, and certificate to term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

D) FAIR VALUE OF FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS

The company has adopted Statement of Financial Accounting Standards ("SFAS") Number 119, Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments." The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item. Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

E) SEGMENTS REPORTING

SFAS Number 131, "Disclosure About Segments of an Enterprises and Related Information", changed the way public companies report information about segments of the business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers.

F) FEDERAL INCOME TAXES

Deferred Income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, "Accounting for Income Taxes", which requires the use of the assets/liability method of accounting for

                          Punchline Entertainment, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

                                  July 31, 2007


income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

G) EARNINGS (LOSS) PER SHARE

The company has adopted Financial Accounting Standards Board ("FASB") Statement Number 128, "Earnings per Share," ("EPS) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

H) STOCK-BASED COMPENSATION

The Company adopted the provisions of statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payments", which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees' requisite service period (generally the vesting period of the equity grant). The Company accounts for share-based payments to non-employees, in accordance with SFAS 123 (as originally issued) and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". For the period ended July 31 2007 the Company did not have any stock-based compensation.

I) REVENUE RECOGNITION

The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB"), "Revenue Recognition in Financial Statements." Revenue will consist of services income and will be recognized only when all of the following criteria have been net:

                          Punchline Entertainment, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

                                  July 31, 2007


     (i)   Persuasive   evidence  for  an  agreement  exists;
     (ii)  Service has occurred;
     (iii) The fee is  fixed or  determinable;  and
     (iv)  Revenue is reasonable assured.

NOTE 3. CAPITAL STOCK

A) AUTHORIZED STOCK

The Company has authorized 75,000,000 common shares with $0.001 par value. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

B) SHARE ISSUANCES

Since inception (Dec 11, 2006), to July 31, 2007, the Company has issued a total of 5,000,000; 3,000,000 shares of common stock to the director at $0.001 per share. Another 1,500,000 shares were issued to private shareholders at $.01 per share and another 500,000 shares to private shareholders at $.02 per share for a total of $ 28,000.

NOTE 4. INCOME TAXES

The company has incurred operating losses of $482, which, if unutilized, will begin to expire in 2027. Future tax benefits, which may arise as results of these losses, have not been recognized in these financial statements, and have been off set by a valuation allowance.

Details of future income tax assets are as follows:

                                                                           2007
                                                                           ----
Future income tax assets:
  Net operating loss (from inception (Dec 11, 2006 to July 31, 2007)      $ 482
  Statutory tax rate (Combined federal and state)                            34%
                                                                          -----
  Non-capital tax                                                           164
  Valuation allowance                                                      (164)
                                                                          -----
                                                                          $   0
                                                                          =====

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be "more likely than not," a valuation allowance is provided to reduce the recorded tax benefits from such assets.

                          Punchline Entertainment, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

                                  July 31, 2007


NOTE 5. NEW ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements that are listed below did and/or are not currently expected to have a material effect on the Company's financial statements.

FASB STATEMENTS:

In December 2004, the FASB issued Financial Accounting Standards No 123 (revised
2004) (SFAS  123R),  "Share-Based  Payment."  SFAS 123R  replaces  SFAS No. 123,
"Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS 123R is effective in fiscal periods that begin after December 15, 2005.

In December 2004, FASB issued Financial Accounting Standards No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-Monetary Transactions (SFAS 153)." This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective in fiscal periods that begin after June 15, 2005.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously,

Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, when practicable.

In February 2006, FASB issued Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial

                          Punchline Entertainment, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

                                  July 31, 2007


Interests in Securitized Financial Assets." SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

In March 2006, FASB issued Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140." This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 is effective in the first fiscal year that begins after September 15, 2006.

In September 2006, FASB issued Financial Accounting Standards No. 157, "Fair Value Measurements." This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. SFAS 157 is effective in the first fiscal year that begins after November 15, 2007.

In September 2006, FASB issued Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)." This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS 158 is effective. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the first fiscal year ending after December 15, 2006.

In February 2007, FASB issued Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB Statement No. 115." This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair

                          Punchline Entertainment, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements

                                  July 31, 2007


value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007.

NOTE 6. RELATED PARTY TRANSACTIONS

Nikolai Malitski, the sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities. The company has not formulated a policy for the resolution of such conflicts.

Nikolai Malitski, the sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming SB-2 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering

While the company is seeking additional capital, Mr. Malitski has advanced funds to the company to pay for any costs incurred by it. These funds are interest free. The balance due Mr. Malitski was $ 100 on July 31, 2007.

UNTIL ____, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;
     (2)  the proceeding was authorized by our Board of Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     1.23
Transfer Agent Fees                                         $ 5,000.00
Accounting fees and expenses                                $ 6,000.00
Legal fees and expenses                                     $ 4,000.00
Edgar filing fees                                           $ 1,500.00
                                                            ----------
Total                                                       $16,501.23
                                                            ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 3,000,000 shares of our common stock at a price of $0.001 per share to our president Nikolai Malitski, On March 7, 2007. The total amount received from this offering was $3,000. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933. We were able to rely upon this exemption since this issuance did not constitute a public offering of our shares.

We completed an offering of 1,500,000 shares of our common stock at a price of $0.01 per share to a total of sixteen purchasers on March 15, 2007. The total amount received from this offering was $15,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

                      Name of Subscriber          Number of Shares
                      ------------------          ----------------
                    Matt Grannary                     100,000
                    Jeremy Parr                        80,000
                    Yanir Vainer                       80,000
                    Ilia Vainer                        80,000
                    Marina Anokhina                   100,000

                    Yaroslav Babiy                    100,000
                    Victoria Nevmerjitskia            100,000
                    Maxim Nevmerjitskia               100,000
                    Christopher C. Daley               80,000
                    Alla Vainer                        80,000
                    Victor Nevmerjitski               100,000
                    Oleg Anokhine                     100,000
                    Tamara Kiseleva                   100,000
                    Valeri Koiava                     100,000
                    Stanislav Besapalov               100,000
                    Tatiana Koiava                    100,000

We completed an offering of 500,000 shares of our common stock at a price of $0.02 per share to a total of thirteen purchasers on May 9, 2007. The total amount received from this offering was $10,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

                      Name of Subscriber          Number of Shares
                      ------------------          ----------------
                      Elena Ilina                     40,000
                      Anton Ilin                      40,000
                      Svetlana Coggeshell             40,000
                      Svetlana Brusilina              40,000
                      Oksana Pankratova               40,000
                      Ellena Baranovskaya             40,000
                      Dmitriy Pankratov               40,000
                      Natalia Voronova                40,000
                      Valentina Pankratova            40,000
                      Lyubov Pavlova                  40,000
                      Yana Bragilevski                50,000
                      Geoff Wall                      50,000

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


                                    EXHIBITS
     Exhibit
     Number                              Description
     ------                              -----------
       3.1            Articles of Incorporation, as amended *
       3.2            Bylaws *
       5.1            Legal opinion of Stepp Law Group, with consent to use *
      23.1            Consent of George Stewart, CPA

----------
* Filed previously

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

     (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

     (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

     (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

     (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Everett, State of Washington on December 14, 2007.


                                  Punchline Entertainment, Inc.


                                  By: /s/ Nikolai Malitski
                                      -----------------------------------
                                      Nikolai Malitski, President, Chief
                                      Executive Officer, Treasurer,
                                      Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

      Signature                 Capacity in Which Signed              Date
      ---------                 ------------------------              ----



/s/ Nikolai Malitski          President, Chief Executive       December 14, 2007
---------------------------   Officer, Secretary, Treasury
Nikolai Malitski              and Director